SEPARATION AGREEMENT AND FULL RELEASE
    This Separation Agreement and Full Release (the “Agreement”), dated as of February 19, 2021 is by and between Timothy J. Yanoti (the “Individual”) and Ocwen Financial Corporation, its subsidiaries and affiliates, including without limitation PHH Mortgage Corporation (collectively, “Ocwen” or the “Company”).
    In consideration for the benefits Individual will receive pursuant to the Ocwen Financial Corporation United States Basic Severance Plan (the “Plan”) and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Termination Date and Acknowledgments. Individual and the Company will end their employment relationship on February 28, 2021 (“Termination Date”). The Company may relieve Individual of all duties and place the Individual on administrative leave prior to the Termination Date by providing written notice. Further, Individual agrees to resign from any and all positions as an officer, employee, director, member manager or any other position he serves in for Ocwen. Individual no longer will be authorized to transact business or incur any expenses, obligations and liabilities on behalf of the Company after the earlier of being placed on administrative leave or the Termination Date. Individual acknowledges (i) receipt of all compensation for all hours worked and benefits due through the Termination Date as a result of services performed for the Company with the receipt of a final paycheck except as provided in this Agreement; (ii) Individual has reported to the Company any and all work-related injuries incurred during employment; (iii) the Company properly provided any leave of absence because of Individual’s or a family member’s health condition and Individual has not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave; (iv)
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Individual has had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or violations on the part of the Company or any other Released Parties; and (v) Individual has reported any pending judicial or administrative complaints, claims, or actions filed against the Company or any other Released Parties. Further, Individual acknowledges and agrees that, except as specifically provided in paragraph 2, below, no modification is being made to any equity award agreement currently in effect between Individual and Ocwen, and Individual shall not be entitled to any further vesting, issuance, exercise or payment under any such equity award agreement other than as specifically provided under the terms of such agreements.
2.Consideration. The Company will provide Individual the gross sum of $675,000, less applicable withholding and taxes (the “Payment”), contingent upon the Company’s receipt of this fully executed agreement, the return of any Company property, and the expiration of any applicable revocation period. The Payment will be issued within 30 days of the completion of these contingencies.
The Company will further provide Individual $700,000 pursuant to the 2020 Annual Incentive Plan.
For awards granted pursuant to Ocwen Financial Corporation’s 2017 Performance Incentive Plan, your separation will be treated as an involuntary termination without cause, thereby preserving your eligibility to vest in some granted units, as outlined in each individual award agreement. Additionally, the Company will use a termination date of March 31, 2021 to calculate the number of units eligible to vest pursuant to the 2019 Long Term Incentive Program (“LTIP”) awards granted March 29, 2019, the 2020 LTIP awards granted March 30, 2020 and the Restricted Stock Unit award granted September 10, 2020.
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Amounts the Company is paying in consideration for the Agreement will be treated as taxable compensation but are not intended by either party to be treated, and will not be treated, as compensation for purposes of eligibility or benefits under any benefit plan of the Company. The Company will apply standard tax and other applicable withholdings to payments made to Individual. Individual agrees that the consideration the Company will provide, including a COBRA subsidy, if any, provided pursuant to the terms and conditions of the Plan, includes amounts in addition to anything of value to which Individual already is entitled. The Company also will pay Individual accrued but unused vacation regardless of whether Individual signs this Agreement.
3.Full and Final Release. In consideration of benefits provided by the Company, if any, paid pursuant to and under the terms of the Plan, Individual, for Individual personally and Individual’s representatives, heirs, executors, administrators, successors and assigns, fully, finally and forever releases and discharges the Company and its affiliates, as well as their respective successors, assigns, officers, owners, directors, agents, representatives, attorneys, and employees (all of whom are referred to throughout this Agreement as the “Released Parties”), of and from all claims, demands, actions, causes of action, suits, damages, losses, and expenses, of any and every nature whatsoever, individually or as part of a group action, known or unknown, as a result of actions or omissions occurring through the date Individual signs this Agreement. Specifically included in this waiver and release are, among other things, claims of unlawful discrimination, harassment, or failure to accommodate; claims related to terms and conditions of employment; claims for compensation or benefits; and/or claims for wrongful termination of employment, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers’ Benefit
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Protection Act, the National Labor Relations Act (NLRA), Connecticut Fair Employment Practices Act, CONN. GEN. STAT. §§ 31-51m; 31-51kk et seq.; 38a-538, 546; 38a-543; 46a-51; 46a-58; 46a-60; 46a-81c; and Connecticut’s Wage Hour and Wage Payment Laws.
4.Agreement Not To Sue. Other than an action for breach of this Release Agreement or as otherwise provided in paragraphs 6 and 7, Individual expressly acknowledges that if Individual files any claim or lawsuit, or causes or aids any claim or arbitration to be filed on Individual’s behalf, regarding any matter described in this Release Agreement, Employer may be entitled to recover from Individual some or all money paid under this Release Agreement, plus attorneys’ fees and costs incurred in defending against such action, to the extent permitted by law.
5.OWBPA, Advice of Counsel, Consideration and Revocation Periods, Other Information.
    Individual understands and agrees that:

    i. Rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.) are being waived, except as provided herein.

    ii.      Individual has had the opportunity of a full 21 days within which to consider this Agreement and release provided herein before signing it, but may not sign before the Termination Date. (“Consideration Period”). If Individual has not taken the full Consideration Period before signing, Individual has done so knowingly and voluntarily, thereby expressly waiving this time period and agreeing not to assert the invalidity of this Agreement and the general release above. Individual agrees with the Company that changes, whether material or immaterial, do not restart the running of the Consideration Period.

    iii.     Individual has carefully read and fully understands all of the provisions of this Agreement and general release provided herein and is knowingly and voluntarily agreeing to be legally bound by all of the terms set forth in this Agreement. Any modification or alteration of any terms of this Agreement by Individual voids this Agreement in its entirety.

    iv.     Individual is, through this Agreement and the general release provided herein, releasing the Released Parties from any and all claims Individual may have against the Company or such individuals.

    v.     Individual is hereby advised in writing to consider the terms of this Agreement and the general release provided herein and consult with an attorney of Individual’s choice prior to signing this Agreement.
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    vi.     Individual has a full 7 days following the execution of this Agreement to revoke this Agreement and the general release provided herein, and has been and hereby is advised in writing that this Agreement and general release shall not become effective or enforceable until the revocation period has expired. (The Revocation Period). Revocation of this Agreement and the general release provided herein must be made in writing and must be received by Ocwen Financial Corporation, no later than close of business on the seventh full day after the execution of this Agreement and General Release. If the Revocation period expires on a weekend or holiday, Individual will have until the end of the next business day to revoke. This Agreement will become effective on the eighth day after Individual signs this Agreement provided Individual does not revoke this Agreement (Effective Date).

    vii. Individual understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.) that may arise after the date this Agreement and General Release is signed are not waived.

    viii. The Company advises Individual to consult with an attorney prior to signing this Agreement.

    ix. Individual must return this signed Agreement to the Company’s representative identified below within the Consideration Period but not prior to the Termination Date. If Individual signs and returns this Agreement before the end of the Consideration Period, it is because Individual freely chose to do so after carefully considering its terms.

6.No Interference with Rights. Nothing in this Agreement is intended to waive claims (i) for unemployment or workers’ compensation benefits; (ii) for vested rights under ERISA-covered employee benefit plans as applicable on the date Individual signs this Agreement; (iii) that may arise after Individual signs this Agreement;(iv) for reimbursement of expenses under the Company’s expense reimbursement policies; or (v) which cannot be released by private agreement. In addition, nothing in this Agreement including but not limited to the acknowledgments, release of claims, proprietary information, confidentiality, cooperation, and non-disparagement provisions, (i) limits or affects Individual’s right to challenge the validity of this Agreement under the ADEA or the OWBPA, (ii) prevents Individual from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration,
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National Labor Relations Board, the Securities and Exchange Commission, or any other any federal, state or local agency charged with the enforcement of any laws, including providing documents or any other information, without notice to the Company or (iii) limits Individual from exercising rights under Section 7 of the NLRA to engage in protected, concerted activity with other employees, although by signing this Agreement Individual is waiving rights to individual relief (including backpay, frontpay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by Individual or on Individual’s behalf by any third party, except for any right Individual may have to receive a payment from a government agency (and not the Company) for information provided to the government agency.
7.Federal Defend Trade Secrets Act. Notwithstanding the confidentiality and non-disclosure obligations in this Release and otherwise, Individual understands that as provided by the Federal Defend Trade Secrets Act, Individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
8. Executive Cooperation. Individual shall reasonably cooperate with Ocwen in connection with: (a) any internal or governmental investigation or administrative, regulatory, arbitral or judicial proceeding involving Ocwen with respect to matters relating to Individual’s employment with Ocwen (collectively, “Litigation”); (b) any audit of the financial statements of Ocwen with respect to the period of time when Individual was employed by or provided services to Ocwen (“Audit”); and (c) providing such other occasional advice, assistance and consultation as Ocwen
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may reasonably request from time to time on matters with which Individual was familiar and/or about which Individual acquired knowledge, expertise and/or experience during the time that Individual was employed by Ocwen to help ensure a smooth transition of his position; provided that such cooperation does not unreasonably interfere with Individual’s then-current professional or personal commitments. Individual acknowledges that such cooperation may include, but shall not be limited to, Individual making himself available to Ocwen (or their respective attorneys or auditors) upon reasonable notice for: (i) interviews, factual investigations, and providing declarations or affidavits that provide truthful information in connection with any Litigation or Audit; (ii) appearing at the request of Ocwen to give truthful testimony without requiring service of a subpoena or other legal process; (iii) volunteering to Ocwen pertinent information related to any Litigation or Audit; and (iv) turning over to Ocwen any documents relevant to any Litigation or Audit that are or may come into Individual’s possession. Notwithstanding anything to the contrary, Individual will have no obligation to act against his own legal or financial interests or to forgo any constitutional rights (including, but not limited to, in connection with any regulatory investigation), and this Section 8 will not affect his Indemnification Rights. Ocwen and agrees to reimburse Individual for his actual and reasonable expenses in performing any services pursuant to this Section 8 that are requested by Ocwen, provided that Individual promptly submits such expenses for reimbursement along with reasonable and customary supporting documentation for the same. Any such reimbursement shall be paid within sixty days after receipt by Ocwen of such materials from Individual.
9.Company Property and Confidential Proprietary Information. Individual further agrees and covenants that Individual has not and will not remove from the Company premises any item belonging to the Company and its affiliates, including office equipment, files, business records or
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correspondence, customer lists, computer data and proprietary or confidential information (“Information”) and that Individual has not and will not disclose or use any Information and/or trade secrets of the Company and its affiliates. To the extent individual has Information in his possession, Individual agrees to return to the Company prior to the Termination Date all confidential and proprietary information and all other Company property, as well as all copies or excerpts of any property, files or documents obtained as a result of employment with the Company, except those items that the Company specifically agrees in writing to permit Individual to retain. Individual agrees to keep all such information confidential and not disclose or use the Information for any purpose, or divulge or disclose that Information to any person other than employees of the Company, except as compelled by legal process or pursuant to paragraph 6 and 7 of this Agreement. In addition, Individual reaffirms his obligations pursuant to the Intellectual Property Agreement signed by him.
10.Post-Employment Restrictions. Individual acknowledges that during his time of employment he was provided access to confidential information and Company’s clients, customers and others with whom the Company has formed valuable business arrangements. Individual agrees that he will not:
(i)    For a period of two (2) years following the date of this Agreement take any action that would interfere with, diminish or impair the valuable relationships that the Company has with its clients, customers and others with which the Company has business relationships or to which services are rendered;
(ii)    Recruit or otherwise solicit for employment or induce to terminate the Company’s employment of or consultancy with, any person (natural or otherwise) who is or becomes an employee or consultant of the Company, or hire any such employee
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or consultant who has left the employ of the Company within one (1) year after the termination or expiration of such employee’s or consultant’s employment with the Company, as the case may be; or
(iii)    Assist with others engaging in any of the foregoing.
11.Confidentiality of Agreement Terms. Individual shall not, either directly or indirectly, disclose, discuss or communicate to any entity or person, except his attorney and/or his spouse, any information whatsoever regarding the existence or the terms of this Agreement, its nature or scope or the negotiations leading to it, unless he is compelled to disclose such information pursuant to legal process, and only then after reasonable notice to the Company. Individual shall be responsible for assuring that his spouse complies with the nondisclosure commitments of this section. A breach by Individual’s spouse will be considered a breach by Individual.
12.Non-Disparagement. Individual agrees not to make statements to clients, customers and suppliers of the Released Parties or to other members of the public that are in any way disparaging or negative towards the Released Parties or their products and services.
13.Subpoena. Except as provided in paragraphs 6 and 7, Individual further agrees not to testify for, appear on behalf of, or otherwise assist in any way any individual or company in any claim against Ocwen, except, unless and only pursuant to a lawful subpoena or other legal process issued to Individual. If such a subpoena is issued, Individual will immediately notify Ocwen’s Legal Department and provide it with a copy of the subpoena, unless the subpoena reflects that Ocwen has already received a copy.
14.Action for Breach. Violation of any provision of this Agreement by Individual will subject Individual to an action for breach of this Agreement, and an action to obtain reimbursement of all monies paid pursuant to Paragraph 12 of this Agreement.
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15.Choice of Law, Jurisdiction and Venue and Jury Waiver. It is the intention of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereunder shall be determined in accordance with the laws of the State of Connecticut, without regard to conflict of law principles. Any dispute with respect to this Agreement or Individual’s employment with the Company shall be decided in the state or federal courts located in Fairfield County, CT. The parties hereby consent and agree to the exclusive jurisdiction of the courts of the State of Connecticut sitting in Fairfield County, CT, or the corresponding United States District Court for that county, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of this Agreement or relating to Individual’s employment. The parties further expressly waive any and all objections they may have to venue in any such courts. The parties knowingly and voluntarily waive any right which either or both of them shall have to receive a trial by jury with respect to any claims, controversies or disputes which arise out of or relate to this Agreement or Individual’s employment with the Company.
16.Agreement of the Parties And Other Acknowledgements. The parties agree that this Agreement sets forth all the promises and agreements between them and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, express or implied, oral or written, except as contained herein. Notwithstanding any term contained herein, Individual acknowledges and reaffirms his obligations in the Employee Intellectual Property Agreement (attached hereto) and understands that those obligations remain effective following his separation from the Company.
    Both parties acknowledge that they have had the opportunity to freely consult, if they so desire, with attorneys of their own choosing prior to signing this document regarding the contents
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and consequences of this document. The parties understand that the payment and other matters agreed to herein are not to be construed as an admission of or evidence of liability for any violation of the law, willful or otherwise, by any person or entity.
    Individual fully understands the terms and contents of this Agreement and voluntarily, knowingly, and without coercion enters into this Agreement.
    The Parties acknowledge that this Agreement is deemed to have been drafted jointly by the parties and, in the event of a dispute, shall not be construed in favor of or against any party by reason of such party’s contribution to the drafting of the Agreement.
17.No Admission of Liability. Nothing in this Release Agreement shall be construed to be an admission of liability by the Company or the Released Parties for any alleged violation of any of Individual’s statutory rights or any common law duty imposed upon Company.
18.Successors and Assigns. Except as otherwise provided in specific provisions above, this Release Agreement shall be binding upon and inure to the benefit of Individual, Individual’s spouse, Individual’s heirs, executors, administrators, designated beneficiaries and upon anyone claiming under Individual or Individual’s spouse, and shall be binding upon and inure to the benefit of the Company, and its successors and assigns. Individual warrants and represents that, except as provided herein, no right, claim, cause of action or demand, or any part thereof, which Individual may have arising out of or in any way related to Individual’s employment with the Company, has been or will be assigned, granted or transferred in any way to any other person, entity, firm or corporation, in any manner, including by subrogation or by operation of marital property rights.
19.Exemption from § 409A of the Internal Revenue Code of 1986, as amended (the “Code”). All payments due under this Release Agreement will be paid no later than March 31, 2020. It is
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the intent of the Parties that all such payments are to be considered to be short-term deferrals to which Code Section 409A is not applicable by reason of Treasury Regulation Section 1.409A-1(b)(4).
20.Counterparts and Facsimiles. This Agreement may be executed, including execution by facsimile signature, in multiple counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.

By: _/s/ Timothy J. Yanoti________________
Timothy J. Yanoti
Date: February 19, 2021

By: _/s/ Dennis Zeleny____________________
Ocwen Financial Corporation, Human Resources
Date: March 2, 2021

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IN WITNESS WHEREOF,
THE PARTIES HAVE READ AND FULLY CONSIDERED THIS AGREEMENT AND GENERAL RELEASE AND ARE MUTUALLY DESIROUS OF ENTERING INTO SUCH AGREEMENT AND GENERAL RELEASE.

INDIVIDUAL UNDERSTANDS THAT THIS DOCUMENT SETTLES, BARS AND WAIVES ANY AND ALL CLAIMS INDIVIDUAL HAD OR MIGHT HAVE AGAINST OCWEN UP THROUGH THE EFFECTIVE DATE OF THIS RELEASE; AND INDIVIDUAL ACKNOWLEDGES THAT HE OR SHE IS NOT RELYING ON ANY OTHER REPRESENTATIONS, WRITTEN OR ORAL, NOT SET FORTH IN THIS DOCUMENT. HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH ABOVE, INDIVIDUAL FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE.

IF THIS DOCUMENT IS RETURNED EARLIER THAN 21 DAYS, THEN INDIVIDUAL ADDITIONALLY ACKNOWLEDGES AND WARRANTS THAT JHE OR SHE HAS VOLUNTARILY AND KNOWINGLY WAIVED THE 21 DAY REVIEW PERIOD, AND THIS DECISION TO ACCEPT A SHORTENED PERIOD OF TIME IS NOT INDUCED BY OCWEN THROUGH FRAUD, MISREPRESENTATION, A THREAT TO WITHDRAW OR ALTER THE OFFER PRIOR TO THE EXPIRATION OF THE 21 DAYS, OR BY PROVIDING DIFFERENT TERMS TO INDIVIDUALS WHO SIGN RELEASES PRIOR TO
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THE EXPIRATION OF SUCH TIME PERIOD. INDIVIDUAL, HAVING READ THE FOREGOING RELEASE, UNDERSTANDING ITS CONTENT AND HAVING HAD AN OPPORTUNITY TO CONSULT WITH COUNSEL OF MY CHOICE, DO HEREBY KNOWINGLY AND VOLUNTARILY SIGN THIS AGREEMENT, THEREBY WAIVING AND RELEASING MY CLAIMS, ON ________ ___, 2021.

                        Individual

SSN: ______ - _____-_______

                        OCWEN FINANCIAL CORPORATION

                        By:
Human Resources
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